UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2018

COMMUNITY WEST BANCSHARES
(Exact name of registrant as specified in its charter)

California	000-23575	77-0446957
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

(805) 692-5821
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its 2018 Annual Meeting of Shareholders (Meeting) on May 24, 2018.  There were issued and outstanding and entitled to vote at the Annual Meeting 8,216,164 shares of common stock.  Present at the meeting, in person or by proxy, were 7,473,077 shares of common stock of the Company.  The matters set forth below were voted upon:

Proposal No. 1 –          Election of Directors

The election of ten nominees for the Board of Directors who will serve for a one-year term was voted on by the shareholders.  The Inspector of Elections certified the following vote tabulations for the nominees, all of whom were elected:

	Votes For	Votes Withheld	Non Votes

Robert H. Bartlein	5,330,218	182,591	1,960,268
Jean W. Blois	5,337,710	175,099	1,960,268
Dana L. Boutain	4,958,101	554,708	1,960,268
Tom L. Dobyns	4,958,201	554,608	1,960,268
John D. Illgen	4,925,635	587,174	1,960,268
James W. Lokey	4,958,201	554,608	1,960,268
Shereef Moharram	4,945,477	567,332	1,960,268
William R. Peeples	4,947,352	565,457	1,960,268
Martin E. Plourd	5,391,299	121,510	1,960,268
Kirk B. Stovesand	5,363,084	149,725	1,960,268

Proposal No. 2 - Ratification of the Company’s Independent Auditors

The Inspector of Elections certified the following vote tabulations for the proposal to ratify the selection of RSM US LLP, which passed with more than the required number of “for” votes:

Votes For	Votes Against	Abstain	Non-Votes
7,441,838	14,264	16,975	0

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 25, 2018

COMMUNITY WEST BANCSHARES

By:	/s/Susan C. Thompson
Susan C. Thompson
Executive Vice President and Chief Financial Officer